As filed with the Securities and Exchange Commission on March 1, 2004
                                           Registration No. 333-___________

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                    __________________________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                    ___________________________________

                            Temple-Inland Inc.
          (Exact name of registrant as specified in its charter)

     Delaware                                        75-1903917
(State or other jurisdiction of           (IRS Employer Identification No.)
 incorporation or organization)

                        1300 MoPac Expressway South
                            Austin, Texas 78746
       (Address of principal executive offices, including Zip code)

                            Temple-Inland Inc.
                         2001 Stock Incentive Plan
                         (Full title of the plan)

                         J. Bradley Johnston, Esq.
                            Temple-Inland Inc.
                        1300 MoPac Expressway South
                           Austin, Texas  78746
                              (512) 434-5800
                   (Name, address, and telephone number,
                including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
                                 Proposed       Proposed
   Title of     Amount to be     Maximum        Maximum       Amount of
Securities to    Registered      Offering      Aggregate     Registration
be Registered                    Price Per      Offering         Fee
                                  Share          Price
--------------------------------------------------------------------------
Common Stock,
  $1.00 par    2,442,996 (2)    $64.24(2)   $156,938,063(2)   $19,884.05(3)
  value (1)
--------------------------------------------------------------------------
(1) Including the related Preferred Stock Purchase Rights issued or to be issued in the amount of one-half right per share pursuant to the Rights Agreement, dated February 20, 1999, between Temple-Inland Inc. and First Chicago Trust Company of New York, as Rights Agent.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices for shares of the Registrant's Common Stock on February 25, 2004, on the New York Stock Exchange.

(3) Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, at the staturoty rate of $126.70 per $1,000,000 of securities registered.

                             PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission
(the "Commission") as part of this registration statement on Form S-8.


                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Temple-Inland Inc. ("Temple-Inland") with the Securities and Exchange Commission (the
"Commission") are hereby incorporated herein by reference and shall be deemed a part hereof:

  --    Annual Report on Form 10-K for the year ended January 3,
        2004; and
  -- The description of Temple-Inland's common stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Registration Statement on Form 8-A filed with the Commission on December 7, 1983, which incorporates by reference the description of Temple-Inland's common stock contained in the Registration Statement on Form S-1 (No. 33-7091) under the heading "Description of Common Stock," including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Temple-Inland with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

	Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The opinion as to the validity of the shares of Common
Stock, the issuance of which is being registered hereby, is being given by J. Bradley Johnston, Esq., who is the General Counsel of Temple-Inland. As of February 27, 2004, Mr. Johnston was deemed to be the beneficial owner of 25,988 shares of the Common Stock
(including options exercisable within 60 days).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

     A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Temple-Inland's Certificate of Incorporation, as amended, eliminates director liability for monetary damages arising from any breach of the director's duty of care.

     Article VI of Temple-Inland's By-Laws generally provides that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed legal action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or employee of Temple-Inland or is or was a director, officer or employee of Temple-Inland or a direct or indirect wholly-owned subsidiary of Temple-Inland (except Guaranty Bank and its subsidiaries) or is or was serving at the request of the corporation as a director, officer, employee or agent of any such subsidiary or another company, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent authorized by the DGCL, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Temple-Inland (and with respect to a criminal action, had no reason to believe his conduct was unlawful); except that with respect to actions brought by or in the right of Temple-Inland, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudicated to be liable to Temple-Inland, unless and only to the extent that the applicable court determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Such indemnification shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Article VI provides that Temple-Inland may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to Temple-Inland of an undertaking, by or on behalf of such director, officer, employee or agent to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VI.

     Both the DGCL and Article VI of Temple-Inland's By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Temple-Inland has entered into indemnification agreements with each of its directors that are intended to assure the directors that they will be indemnified to the fullest extent permitted by Delaware law.

     Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Under an insurance policy maintained by Temple-Inland, Temple-Inland is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity, and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by Temple-Inland.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.


Exhibit
Number                               Exhibit
-------                             ---------
4.01    -  Certificate of Incorporation of Temple-Inland (1),
           as amended effective May 4, 1987 (2), as amended effective May 4, 1990 (3)
4.02    -  By-laws  of the Company as amended and restated  May
           2, 2002(4)
4.03    -  Form  of  Specimen Common Stock Certificate  of  the
           Company(5)
4.04    -  Certificate of Designation, Preferences and Rights
           of Series A Junior Participating Preferred Stock, dated February 16, 1989(6)
4.05    -  Rights Agreement, dated February 20, 1999, between
           the Company and First Chicago Trust Company of New York, as Rights Agent(7)
4.06    -  Temple-Inland Inc. 2001 Stock Incentive Plan (8)
5.01    -  Opinion of J. Bradley Johnston, Esq., General
           Counsel of the Registrant, as to validity of Common Stock being registered (9)
23.01   -  Consent of Independent Auditors (Ernst & Young  LLP)
           (9)
23.02   -  Consent of Counsel (J. Bradley Johnston, Esq.)
           (included in his opinion filed as Exhibit 5.01) (9)
24.01   -  Powers of Attorney for Directors (on signature  page)
           (9)
________________________



     (1)  Incorporated by reference to Registration Statement No.
          2-87570 on Form S-1 filed by Temple-Inland with the Commission.

     (2) Incorporated by reference to Post-Effective Amendment No. 2 to the Registration Statement No. 2-88202 on Form S-8 filed by Temple-Inland with the Commission.
     (3) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement No. 33-25650 on Form S-8 filed by Temple-Inland with the Commission.
     (4) Incorporated by reference to the Company's Form 10-Q for the period ended September 28, 2002.
     (5) Incorporated by reference to the indicated Exhibit filed with Registration Statement No. 33-27286 on Form S-8 filed by Temple-Inland with the Commission.
     (6) Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed by Temple-Inland with the Commission.
     (7) Incorporated by reference to the Registration Statement on Form 8A, filed by Temple-Inland with the Commission on February 19, 1999.
     (8) Incorporated by reference to Appendix A of the Company's Proxy Statement dated March 23,
          2001, and prepared in connection with the annual meeting of stockholders to be held May 4, 2001.
     (9)  Filed herewith.


ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To include any prospectus required by Section
          10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Temple-Inland pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 1st day of March 2004.

                            TEMPLE-INLAND INC.
                            (Registrant)



                            By:  /s/ Kenneth M. Jastrow, II
                               --------------------------------
                               Kenneth M. Jastrow, II
                               Chairman of the Board and
                               Chief Executive Officer

                       POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints J. Bradley Johnston and Leslie K. O'Neal and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


        Signature                  Capacity                            Date
        ---------                  --------                            ----

/s/ Kenneth M. Jastrow, II        Director, Chairman of the Board,     March 1, 2004
--------------------------------  and Chief Executive Officer
Kenneth M. Jastrow, II

/s/ Randall D. Levy               Chief Financial Officer              March 1, 2004
--------------------------------
Randall D. Levy


/s/ Louis R. Brill                Vice President and Chief             March 1, 2004
--------------------------------  Accounting Officer
Louis R. Brill

/s/ Paul M. Anderson              Director                             March 1, 2004
--------------------------------
Paul M. Anderson


/s/ Afsaneh Mashayekhi Beschloss  Director                             March 1, 2004
--------------------------------
Afsaneh Mashayekhi Beschloss

/s/ Donald M. Carlton             Director                             March 1, 2004
--------------------------------
Donald M. Carlton

/s/ Robert Cizik                  Director                             March 1, 2004
--------------------------------
Robert Cizik


/s/ Anthony M. Frank              Director                             March 1, 2004
--------------------------------
Anthony M. Frank


/s/ James T. Hackett              Director                             March 1, 2004
--------------------------------
James T. Hackett


/s/ Bobby R. Inman                Director                             March 1, 2004
--------------------------------
Bobby R. Inman


/s/ James A. Johnson              Director                             March 1, 2004
--------------------------------
James A. Johnson


/s/ W. Allen Reed                 Director                             March 1, 2004
--------------------------------
W. Allen Reed


/s/ Herbert A. Sklenar            Director                             March 1, 2004
--------------------------------
Herbert A. Sklenar


/s/ Arthur Temple III             Director                             March 1, 2004
--------------------------------
Arthur Temple III


/s/ Larry E. Temple               Director                             March 1, 2004
--------------------------------
Larry E. Temple


     The Plan.  Pursuant to the requirements of the Securities
Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 1st day of March 2004.


                                   Temple-Inland Inc.
                                   2001 Stock Incentive Plan



                                   By:/s/ Leslie K. O'Neal
                                      -------------------------
                                      Leslie K. O'Neal
                                      Temple-Inland Inc.
                                      Vice   President and
                                      Secretary

                       INDEX TO EXHIBITS

Exhibit   Description                                   Page No.
No.
-------   ------------                                  --------
 5.01     Opinion of J. Bradley Johnston, Esq.             11

23.01     Consent of Independent Auditors (Ernst &         13
          Young LLP)

23.02     Consent of Counsel (included in the opinion      NA
          filed as Exhibit 5.01)

24.01     Power of Attorney for Directors (on              NA
          signature page)